UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 10, 2016

PEBBLEBROOK HOTEL TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7315 Wisconsin Avenue, 1100 West, Bethesda, Maryland		20814
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(240) 507-1300

Not Applicable
_____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective November 10, 2016, the Board of Trustees (the “Board”) of Pebblebrook Hotel Trust (the “Company”) approved amended and restated bylaws of the Company (as so amended and restated, the “Bylaws”) so as to add the following: shareholders’ right to proxy access, shareholders’ right to amend the Bylaws and an exclusive forum provision. The Bylaws also reflect certain conforming, technical and clarifying changes made to the previous bylaws of the Company.
Right to Proxy Access. Section 12 of Article II has been added to permit, on and after January 4, 2017, a shareholder, or a group of up to 20 shareholders, owning at least 3% of the Company’s outstanding common shares of beneficial interest (the “Common Shares”) continuously for at least the prior three years (each such shareholder or group of shareholders, an “Eligible Shareholder”) to nominate for election to the Board, and include in the Company’s proxy materials for its annual meeting of shareholders, nominees representing up to 20% of the number of trustees then serving on the Board (rounding down to the closest whole number). The foregoing proxy access right is subject to additional eligibility, procedural and disclosure requirements set forth in Sections 11 and 12 of Article II of the Bylaws.
Right to Amend Bylaws. Article XIV has been amended to provide shareholders the right to amend the Bylaws. In addition to the Board having the right to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws, without shareholder approval, on and after January 4, 2017, the Bylaws may be adopted, altered or repealed, and new Bylaws may be made, pursuant to a binding proposal that is (a) submitted to the shareholders for approval at a duly called annual meeting or special meeting of shareholders by the Board or an Eligible Shareholder and (b) approved by the affirmative vote of the holders of a majority of the shares of beneficial interest of the Company then outstanding and entitled to vote on such proposal. The foregoing right to amend the Bylaws is subject to additional eligibility, procedural and disclosure requirements set forth in Sections 11 and 12 of Article II of the Bylaws.
Exclusive Forum Selection. Article XVI has been added to provide for the selection of the forum for certain litigation. Unless the Company consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of any duty owed by any present or former trustee or officer or other employee or shareholder to the Company or the Company’s shareholders, (c) any action asserting a claim against the Company or any present or former trustee or officer or other employee of the Company arising pursuant to any provisions of the Maryland REIT Law, the Maryland General Corporation Law, as applicable, the Company’s Declaration of Trust or the Bylaws (in each case, as the same may be amended from time to time), or (d) any action asserting a claim against the Company or any present or former trustee or officer or other employee of the Company governed by the internal affairs doctrine.

The foregoing summary of the new provisions of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, filed as Exhibit 3.2 to this Current Report on Form 8-K and hereby incorporated herein by reference.
Shareholder Proposals. Pursuant to the Bylaws, Shareholder proposals intended to be presented at the Company’s 2017 annual meeting of shareholders (the “2017 Annual Meeting”) must be received by the Secretary of the Company not later than January 3, 2017 in order to be considered for inclusion in the Company’s proxy statement relating to that meeting (the “2017 Proxy Statement”) pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), and such proposals must comply with all of the requirements of Rule 14a-8.
The Bylaws also provide that in order for a shareholder proposal to be presented at the 2017 Annual Meeting, other than a shareholder proposal included in the 2017 Proxy Statement pursuant to Rule 14a-8, it must be received at the Company’s principal executive offices not earlier than 5:00 pm Eastern Standard Time on November 30, 2016, and not later than 5:00 pm Eastern Standard Time on January 3, 2017. If the 2017 Annual Meeting is scheduled to take place before May 15, 2017 or after July 14, 2017, then notice must be delivered not earlier than the close of business on the 150th day prior to the 2017 Annual Meeting and not later than the close of business on the later of the 120th day prior to the 2017 Annual Meeting or the tenth day following the day on which public announcement of the date of the 2017 Annual Meeting is first made by the Company. Any such proposal should be mailed to: Pebblebrook Hotel Trust, 7315 Wisconsin Avenue, Suite 1100 West, Bethesda, Maryland 20814, Attn: Secretary.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.2	Amended and Restated Bylaws of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

November 14, 2016	By:	/s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated Bylaws of the Company.